Exhibit 10.14

                              TERMINATION AGREEMENT
                              ---------------------

     TERMINATION AGREEMENT dated as of February 10, 2004, effective as of September 1, 2003, between CESAR MUNIZ, (hereinafter the "Executive"), with an address at 801 Brickell Boulevard, Suite 3304, Miami, Florida 33131 and NATHANIEL ENERGY CORPORATION, a Delaware corporation (the "Company"), having its principal place of business at 8001 South InterPort Boulevard, Suite 260, Englewood, Colorado 80112.

                                    RECITALS
                                    --------

     WHEREAS, Executive held the position of Chief Information Officer of the Company in accordance with an Employment Agreement dated February 1, 2000 (the "Employment Agreement").

     WHEREAS, Executive and the Company agreed to terminate the Employment Agreement on the basis herein provided as of September 1, 2003.

     WHEREAS, the parties desire to memorialize their agreement with respect to the subject matter hereof as set forth herein.

     NOW, THEREFORE, upon the agreements and covenants set forth herein, the parties hereto agree as follows:

     1. Employment Termination.

         (a) The parties acknowledge and agree that, effective at the close of business on September 1, 2003, the Executive's employment with the Company as its Chief Information Officer is hereby terminated. Accordingly, the Employment Agreement is hereby terminated effective as of September 1, 2003.

         (b) The parties hereby acknowledge that effective on September 1, 2003 the employee resigned as a director of the Company.

     2. Payments; Conditions. For and in consideration of the Executive's entering into this Termination Agreement, the Company agrees:

         (a) To pay to Executive the sum of Fifteen Thousand Dollars ($15,000) in one lump sum.

         (b) To issue the employee two hundred eighty five thousand (285,000) shares of common stock, $.001 par value per share (the "Shares") of the Company. The Company shall deliver the certificates representing the Shares upon the earlier of (i) the tenth (10th) day following the date the Company effectuates a contemplated stock split of its common stock (in which case the number of Shares shall be adjusted to give effect to the stock split). The foregoing notwithstanding, the Company acknowledges that it has received full consideration for the Shares on the date hereof, and the Shares shall be deemed issued to the Employee on the date of termination (September 1, 2003) for the purposes of determining the holding period under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     3. Resignation. By executing this Termination Agreement, the Executive acknowledges he voluntarily resigned, effective September 1, 2003, from all capacities and positions with the Company and its subsidiaries, including but not limited to the office of Chief Information Officer of the Company and as a director of the Company.

     4. Representations of the Executive. The Executive represents, warrants, and agrees with the Company as follows:

         (a) The Executive has the power to enter into this Agreement and to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of the Executive, and is enforceable in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement, nor compliance by the Executive with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

              (i) violate any judgment, order, injunction, decree or award against, or binding upon, the Executive;

              (ii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Executive is a party or is otherwise bound; or

              (iii) violate any law or regulation of any jurisdiction relating to the Executive.

         (c) With respect to the issuance of the Shares, the Employee understands and agrees that the Company is relying and may rely upon the following representations, warranties and acknowledgments made by the Employee.

              (i) Acquisition for Account. The Employee represents and warrants that the Shares acquired by it are being acquired for its own account, for investment purposes and not with a view to any distribution within the meaning of the Securities Act. The Employee will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the Shares unless (A) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (B) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Securities Act or any state securities law.

              (ii) No Registration. The Employee understands that the issuance of the Shares is not being registered under the Securities Act and the Shares must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available.

              (iii) Employee Status. The Employee represents and warrants further that (A)it is either an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act, or, either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Shares; (B) it is able to bear the economic risks of an investment in the Shares, including, without limitation, the risk of the loss of part or all of its investment and the inability to sell or transfer the Shares for an indefinite period of time; (C) it has adequate financial means of providing for current needs and contingencies and has no need for liquidity in its investment in the Shares; and (D) it does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in the Shares will not cause such overall commitment to become excessive.

              (iv) Review of Material. The Employee has reviewed the Company's reports, proxy and information statements and registration statements filed via the Edgar System with the Securities and Exchange Commission since January 1, 2003, and has been afforded the opportunity to obtain such information regarding the Company as it has reasonably requested to evaluate the merits and risks of the Employee's investment in the Shares. No oral or written representations have been made or oral information furnished to the Employee or his advisers in connection with the investment in the Shares.

              (v) Legend. The Employee acknowledges that the a restrictive legend will be placed on any instrument, certificate or other document evidencing the Shares in, or substantially in, the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not for distribution or resale. They may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred or disposed of without an effective registration statement for such securities under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under such Act."

     5. Representations of the Company. The Company represents, warrants, and agrees with the Executive as follows:

         (a) The Company has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Company, and is enforceable in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

              (i) violate the Certificate of Incorporation or By-Laws of the Company;

              (ii) violate any judgment, order, injunction, decree or award against, or binding upon, the Company;

              (iii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Company is a party or is otherwise bound; or

              (iv) violate any law or regulation of any jurisdiction relating to the Company.

         (c) Upon issuance of the Shares, and delivery of certificates to the Employee therefor, the Shares shall constitute duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

     6. General Release. The Employee herein releases and discharges the Company, the Company's heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Company, the Employee, the Employee's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing related whatsoever from the beginning of the world to the day of the date of this release, under the Employment Agreement. This release shall not release or discharge any of the Company's duties, obligations or agreements under this Agreement.

     7. Choice of Law and Venue. The parties agree that this Termination Agreement is made and entered into in Englewood, Colorado and shall be governed by and construed in accordance with the laws of the State of Colorado, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Termination Agreement shall be brought in the applicable state court in and for Arapahoe County, Colorado which Courts shall be the exclusive courts or jurisdiction and venue.

     8. Entire Agreement. This Termination Agreement contains the full and complete understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior or contemporaneous written or oral understandings or agreements with respect to the subject matter hereof. No modification of this Termination Agreement shall be binding unless made in writing and signed by the party sought to be charged.

     9. Binding Effect. This Termination Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives.

     10. Waiver; Severability. The waiver by either party of a breach of any provision of this Termination Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Termination Agreement, or part thereof, shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Termination Agreement, and this Termination Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     11. Notices; Deliveries. Any notice, delivery or other communication required or permitted hereunder shall be sufficiently given if delivered by hand or sent by certified mail, return receipt requested, facsimile transmission, overnight mail or nationally recognized overnight courier, addressed as to each party at its respective address set forth above or such other address as shall be furnished in writing by either party, and any notice, delivery or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

     12. Counterparts; Headings; Facsimile Signatures. This Termination Agreement may be executed in counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. The headings contained in this Termination Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof. Facsimile signatures hereon shall be deemed to be original signatures.



     [Remainder of page intentionally left blank. Signatures are on the following page.]

     IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day and year first above written.

                                  NATHANIEL ENERGY CORPORATION


                                  By: /s/ Stanley Abrams
                                      -----------------------------------------
                                        Stanley Abrams, Chief Executive Officer



                                  By: /s/ Cesar Muniz
                                      -----------------------------------------
                                       CESAR MUNIZ